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                                                                Exhibit 23.01(a)


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1998, (except for Note 6 and Note 14 as to which the date is May 15, 1998) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-53745) and related Prospectus of Corporate Staffing Resources, Inc. for the registration of __________ shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, NC
September 24, 1998